                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
          For Annual Meeting for Fiscal Year Ending September 30, 2000

Filed by Registrant                                                |X|
Filed by Party other than the Registrant                           |_|

Check the appropriate box:
  |_| Preliminary Proxy Statement
  |_| Confidential, for Use of the Commission Only
       (as permitted by Rule 14-6(e)(2))
  |X| Definitive Proxy Statement
  |_| Definitive Additional Materials
  |_| Soliciting Material Pursuant to Sec. 240.14a-11(c) or 240.14a-12

                            Harvard Industries, Inc.
                (Name of Registrant as Specified in its Charter)

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|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

  2) Aggregate number of securities to which transaction applies:

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

  4) Proposed maximum aggregate value of transaction:

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|_|  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing by registration for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[LOGO]



June 18, 2001



Harvard Industries, Inc.
3 Werner Way, Suite 210, Lebanon, NJ  08833

Dear Shareholder:


         You are cordially invited to attend the Company's annual meeting on July 17, 2001. The meeting will begin promptly at 11:00 a.m. at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ.


         At the meeting there will be a current report on the activities of the Company followed by discussion and action on the matters described in the Proxy Statement. Shareholders will have an opportunity to comment on or to inquire about the affairs of the Company that may be of interest to shareholders generally.

                  The vote of every shareholder is important. We would appreciate your signing and returning the enclosed proxy in the envelope provided for that purpose so that your shares may be represented and voted at the Annual Meeting in the event you do not attend. If you attend the Annual Meeting, you may withdraw your proxy and vote in person.

            The Board of Directors and management look forward to greeting those shareholders who are able to attend.

                           Sincerely,


                           /s/ Roger G. Pollazzi

                           Roger G. Pollazzi
                           Chairman of the Board and Chief Executive Officer



3 Werner Way
Lebanon, NJ 08833
908/437-4101 o FAX 908/236-0071

[LOGO]


                            Harvard Industries, Inc.
                   3 Werner Way, Suite 210, Lebanon, NJ 08833


                                  June 18, 2001


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The annual meeting of shareholders of Harvard Industries, Inc. will be held at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ, on July 17, 2001, at 11:00 a.m., for the following purposes:

         1. To elect five Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualify;


         2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


                  The stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on June 4, 2001 will be entitled to notice of and to vote at the Meeting.


                  A list of shareholders of Common Stock entitled to vote at the Annual Meeting of Shareholders will be available for examination 10 days before the Annual Meeting during ordinary business hours at the Company's office at 3 Werner Way, Suite 210, Lebanon, NJ 08833.

                  The enclosed proxy is solicited by the Board of Directors of the Company. Although the Board of Directors does not intend to bring up any matters for a vote other than those set forth in this Notice of Meeting, discretionary voting authority with regard to any other matters which may properly come before the meeting is conferred upon those persons named on the proxy card. Please refer to the attached Proxy Statement for additional information regarding the items to come before the meeting.


                                             By Order of the Board of Directors,



                                             David A. White
                                             Vice President, General Counsel
                                             and Secretary





3 Werner Way
Lebanon, NJ 08833
908/437-4101 o FAX 908/236-0071

                            Harvard Industries, Inc.

                                 Proxy Statement


June 18, 2001

            This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Harvard Industries, Inc. ("Harvard" or the "Company") for the Annual Meeting of shareholders to be held on July 17, 2001. Only shareholders of record at the close of business on June 4, 2001 are entitled to notice of and to vote at the Meeting. This Proxy Statement, the accompanying notice and enclosed proxy card were initially mailed to shareholders on or about June 18, 2001 to afford every shareholder with an opportunity to vote on all matters that properly come before the Annual Meeting.


Proxies and Voting at the Annual Meeting

            Returning your completed proxy will not prevent you from voting in person at the meeting should you be present and wish to do so. All properly signed and dated proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors, shareholders may vote in favor of all nominees or withhold their votes as to any or all nominees. If a shareholder does not return a signed proxy card and does not attend the Annual Meeting to vote in person, his or her shares will not be voted. Abstentions are counted towards determining whether a quorum is present and have the same effect as negative votes. Shares represented by broker non-votes are considered present at the meeting for purposes of determining whether a quorum is present but are not counted for purposes of determining whether shareholder approval has been obtained.

            Shareholders are encouraged to mark the boxes on the proxy card to indicate how their shares are to be voted. However, it is not necessary to mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations; simply sign, date and return the proxy card in the enclosed envelope. If no specific instructions are given, the shares represented by a signed proxy will be voted for the election of all nominees as directors. The proxy card gives the individuals named as proxies discretionary authority to vote the shares represented on any other matter that is properly presented for action at the Annual Meeting.

            A shareholder may revoke his or her proxy at any time before it is voted by (i) giving notice in writing to the Secretary of the Company; (ii) delivering a duly executed proxy bearing a later date; or (iii) appearing in person and voting at the Annual Meeting.

            It is the policy of the Company that proxies that identify the vote of a specific shareholder are kept confidential, except in a contested proxy or consent solicitation or to meet applicable legal requirements.

            This proxy solicitation is made by the Board of Directors of Harvard and the costs of this solicitation will be borne by Harvard.


         On June 4, 2001, there were 11,019,883 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. On all matters voted on at the Annual Meeting and any adjournment or postponement thereof, the holders of the Common Stock vote together as a single class, with each record holder of Common Stock entitled to one vote per share. Directors will be elected by a plurality of the votes cast by the shareholders voting by person or proxy at the Annual Meeting.


Other Business

            Under the terms of the Company's By-laws, shareholders who intend to present an item of business at the Annual Meeting (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice to the Company's Secretary which is received within ten (10) days following the mailing of the notice of the Annual Meeting.

            Proposals of shareholders intended to be presented at the next Annual Meeting must be received by October 4, 2001 in order to be included in next year's proxy statement and proxy. Proposals of shareholders will be considered untimely unless received by October 4, 2001.

Notice

            Each person solicited will be provided with a copy of the Company's annual report on Form 10-K for the year ended September 30, 2000 including any financial statements and financial statement schedules thereto. Requests may be submitted in writing to David A. White, Harvard Industries, Inc., 3 Werner Way, Suite 210, Lebanon, NJ 08833. The Company will furnish any exhibits to Form 10-K to each shareholder requesting them upon payment of a fee of $.10 per page to cover the cost of duplication.

Election of Directors for a Term of One Year

            The Board of Directors proposes the election of the following directors of the Company for a term of one year. Following is information about each nominee, including biographical data for at least the last five years. Should one or more of these nominees become unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors.

Directors of Harvard:

Roger G. Pollazzi, 64, is Chairman of the Board and Chief Executive Officer of the Company, offices he has filled since November 1998. Mr. Pollazzi joined the Company in November 1997 when he was appointed Chief Operating Officer. Prior to joining the Company, he was associated with Concord Investment Partners, an investment firm headquartered in Concord, Massachusetts, from 1996 to October 1997. From 1992 to 1996, Mr. Pollazzi was Chief Executive Officer and Chairman of the Board of Directors of The Pullman Company, an automotive parts manufacturer. He became a director of Harvard in 1998.

Jon R. Bauer, 44, is a Managing Partner of Contrarian Capital Management, L.L.C., an investment management firm which is a 32% shareholder of the Company. Mr. Bauer was a founding partner of Contrarian Capital Management where he has worked since 1995. He was a Managing Director of the Horizon series of Partnerships from 1986 to 1995. Mr. Bauer became a director of Harvard in 1998 and he serves on the Compensation Committee of the Board.

George A. Poole, Jr., 69, has been a private investor for the previous six years. He also serves as a member of the Board of Directors of Anacomp, Inc., a provider of multiple media data management solutions which emerged from Chapter 11 in 1996. In addition to serving on the Board of Anacomp, Inc. since June 1996, Mr. Poole has served on the Board of Directors of U.S. Home Corp., a home building company since it emerged from Chapter 11 in June 1993. Mr. Poole also served on the Board of Directors of Bibb Company until it was sold in October 1998 and has served on the Board of Directors of Bucyrus International, Inc. and Spreckles Industries. Mr. Poole became a director of Harvard in 1998 and is a member of the Audit Committee of the Board.

James P. Shanahan, Jr., 39, has been the Executive Vice President, General Counsel and a member of the Board of Directors of Pacholder Associates, Inc. since 1986. He also serves on the Board of Directors of LaBarge, Inc., a manufacturer of electronic components headquartered in St. Louis, MO. Mr. Shanahan became a director of Harvard in 1998 and is Chairman of the Compensation Committee of the Board.

Richard W. Vieser, 74, has been, since 1989, a private business consultant. He was Chairman, Chief Executive Officer and President of Lear Siegler, Inc. (a diversified manufacturing company) from 1987 to 1989. He was Chairman of the Board and Chief Executive Officer of FL Industries, Inc. and FL Aerospace (Formerly Midland-Ross Corporation) (also a diversified manufacturing company) from 1985 and 1986 to 1989 respectively. He is a former President and Chief Operating Officer of McGraw-Edison Co. Currently Mr. Vieser is the Chairman of Varian Medical Systems and serves as a director of Global Industrial Technologies (formerly INDRESCO, Inc.), International Wire, Sybron International Corporation, and Viasystems Group, Inc. He became a director of Harvard in 1998 and is Chairman of the Audit Committee of the Board.

Additional Information Regarding the Board of Directors

            The Board of Directors is responsible for supervision of the business, property and affairs of the Company. To assist the Board in its duties, the Board has delegated certain authority to its Audit and Compensation Committees. The Board of Directors held eight meetings during the Company's 2000 fiscal year. Overall attendance at Board and committee meetings was 95%. No director failed to attend 75% or more of the Board meetings and 75% or more of the meetings of the Committee on which he served.

Audit Committee


            The Audit Committee, made up of Richard Vieser (Chair), Thomas Cochill, Raymond Garfield and George Poole, during the Company's 2000 fiscal year is responsible for reviewing reports of the Company's financial results, audits and internal controls. The Committee recommends to the Board the selection of the Company's outside auditors and reviews their procedures for ensuring their independence with respect to the services performed for the Company. The Audit Committee is composed of outside directors who are not officers or employees of the Company. The Committee held four (4) meetings in the Company's 2000 fiscal year.


Compensation Committee


            The Compensation Committee, made up of James P. Shanahan, Jr. (Chair), Jon R. Bauer and Donald P. Hilty, during the Company's 2000 fiscal year, administers and approves all elements of compensation for corporate officers and other senior management of the Company. It also approved participation in, and all awards and grants under the Company's Stock Option Plan. Members of this Committee are outside directors who are not employees or officers of Harvard and are not eligible to participate in the Company's Stock Option Plan. The Committee held three meetings in the Company's 2000 fiscal year.


Director Compensation

            Non-employee directors receive an annual retainer of $5,000. In addition, each non-employee director receives $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended ($500 for each committee meeting which does not occur in conjunction with a Board meeting). Each committee chair receives an additional $500 for each committee meeting chaired.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and any persons who own more than ten percent of the Company's Common Stock to file forms reporting their initial beneficial ownership of Common Stock and subsequent changes in that ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are also required to furnish the Company with copies of all forms they file under Section 16(a). Based solely upon a review of the copies of the forms furnished to the Company, the Company believes that during the 2000 fiscal year all 16(a) filing requirements were complied with.

Certain Related Transactions


            In the period May 8, 1997 to November 24, 1998, the Company operated under the protection of the bankruptcy court. Upon approval of a plan of reorganization for the Company by the bankruptcy court, certain pre-petition creditors of the Company were issued common stock of the Company for extinguishing their debt claims against the Company. The Company entered into a Registration Rights Agreement dated November 24, 1998, with Lehman Brothers, Inc. and certain initial holders of Reorganized Harvard's new common stock, pursuant to which certain former holders of the Company's pre-petition notes have demand registration rights and piggyback registration rights in respect of the Company's Common Stock issued to them under the plan of reorganization. Those entities reported as greater than 5% shareholders are entitled to exercise registration rights under the agreement. Two of the Company's directors, Messrs. Bauer and Shanahan are affiliated with such shareholders. The Company is required to pay all expenses (other than underwriting discounts and commissions of the selling shareholders) in connection with any demand registration as well as any registration pursuant to the exercise of piggyback rights. The Company has agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act of 1933.

Ownership of Shares


            The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of June 4, 2001 by (i) each person known by the Company to own beneficially more than 5% of the outstanding current shares of Common Stock, (ii) each of the Company's directors, (iii) each of the current executive officers whose names appear in the summary compensation table and (iv) all directors and executive officers as a group. As described in the notes to the table, certain of the named individuals sharing voting and/or investment power with respect to certain shares of common stock. Consequently, such shares are known as beneficially owned by more than one person.




Name and Address of Directors, Executive Officers           Number(1)           Shares Underlying Options               Percent
              and 5% Shareholders                                               Exercisable within 60 Days
--------------------------------------------------------------------------------------------------------------------------------
Contrarian Capital Advisors LLC                             3,156,729                                                     26.34%
411 West Putnam Avenue, Suite 225
Greenwich, CT 06830 (2)

Lehman Brothers Holding, Inc.                               1,089,372                                                      9.09%
3 World Financial Center
New York, NY  10285 (6)

Pacholder Associates, Inc.                                  1,118,606                                                      9.33%
8044 Montgomery Road, Suite 480
Cincinnati, OH  45236 (5)

Franklin Resources, Inc.                                      939,290                                                      7.87%
777 Mariners Island Boulevard
San Mateo, CA  94404 (3)

CIBC Oppenheimer Corp.                                        767,127                                                       6.4%
CIBC Oppenheimer Tower, World Financial Center
New York, New York 10281 (4)

General Motors Investment Management Corporation              666,965                                                      5.57%
767 Fifth Ave.
New York, NY  10153 (8)

Hilco Finance LLC                                             500,996                                                      4.18%

Roger G. Pollazzi                                           1,339,073                      1,200,00                       11.17%
3 Werner Way, Suite 210
Lebanon, NJ  08844

Jon R. Bauer (7)                                            3,156,729                                                     26.34%

George A. Poole, Jr.                                           12,000                        20,000                            *

James P. Shanahan, Jr.                                         25,718                        20,000                            *

Richard W. Vieser                                               2,000                        20,000                            *

James B. Gray                                                 126,000                       100,000                            *

Theodore W. Vogtman                                            90,891                        75,000                            *

J. Vincent Toscano                                             90,891                        75,000                            *




All Directors and Executive Officers as a Group             5,415,489                     1,685,000                       45.19%
(13 persons)


*    Less than one (1%) percent of the outstanding shares.

(1)  Includes Shares Underlying Options Exercisable Within 60 Days


(2) Based on a Schedule [13D] filed 8/12/1999 by Contrarian Capital Advisors LLC and its affiliates.

(3) Based on a Schedule [13D] filed 10/7/1999 by Franklin Resources, Inc. and its affiliates.

(4) Based on a Schedule [13D] filed 2/9/1999 by CIBC Oppenheimer Corp. and its affiliates.

(5) Based on a Schedule [13D] filed 1/10/2000 by Pacholder Associates, Inc. and its affiliates.

(6) Based on a Schedule [13G] filed 2/14/2000 by Lehman Brothers Holdings, Inc. and its affiliates.

(7) Includes 2,244,519 shares owned by Contrarian Advisors LLC of which Mr. Bauer is a manager.

(8) Based on a Schedule [13G] filed 2/15/2000 by General Motors Investment Management Corp. and its affiliates.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of all compensation awarded or paid to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company in the Company's 2000 fiscal year, for services rendered to the Company for the fiscal years ended September 30, 2000, 1999, and 1998.

                               Annual Compensation                                    Long-Term Compensation(1)
                                                                                     Awards                Payouts
-----------------------------------------------------------------------------------------------------------------------------------
 Name and Principal         Year    Salary        Bonus         Other       Restricted     Securities        LTIP      All Other
      Position                        ($)          ($)          Annual         Stock          Under-         Pay-       Compen-
                                                                Compen-       Award(s)        lying          outs       sation
                                                                sation          ($)          Options/         ($)         ($)
                                                                 ($)                         SARS (#)
-----------------------------------------------------------------------------------------------------------------------------------
Roger G. Pollazzi,          2000    843,000     1,200,000           0                 0                0        0        25,838 (6)
Chairman of the Board and   1999    832,250     2,475,000 (2)       0         9,000,000        1,200,000        0        73,800
Chief Executive             1998    525,000             0           0                 0                0        0             0
Officer


James B. Gray,              2000    447,000       255,000           0                 0                0        0         5,100 (5)
President                   1999    435,250        50,000           0           750,000          100,000        0        44,670
                            1998    400,000             0           0                 0                0        0             0


Theodore W. Vogtman,        2000    297,000       225,000           0                 0                0        0         7,233 (5)
Executive Vice President    1999    285,250       600,000 (2)       0           541,500           75,000        0        21,800
and Chief Financial         1998    218,750             0           0                 0                0        0             0
Officer


J. Vincent Toscano,         2000    297,000       225,000           0                 0                0        0         7,233 (5)
Executive Vice President    1999    285,250       600,000 (2)       0           562,500           75,000        0        11,800
Strategic Planning          1998    218,750             0           0                 0                0        0             0


Joseph J. Gagliardi,        2000    295,968       165,000           0                 0                0        0         7,233 (5)
Executive Vice President,   1999    284,494             0           0           541,500           75,000        0       381,800 (4)
Administration and          1998    250,000             0           0                 0                0        0         3,177
Information Systems

(1) On November 24, 1998, the effective date of the plan of reorganization, (1) On the Effective Date of the Plan of Chapter 11 Reorganization, all pre-reorganization stock, options and other equity interests of the Company were cancelled.

(2) Represents payment of bonus payable as part of the plan of reorganization upon the Company's emergence from bankruptcy.

(3)  Mr. Gray joined the Company as President in July 1998.

(4)  Mr. Gagliardi received $300,000 buyout of a former employment agreement.

(5) Unless noted otherwise, represents Company matching contribution to 401(k) plan.

(6) Represents tax gross-up ($19,138) and Company matching contribution to 401(k) plan ($6,700).


---------------------------------------------------------------------------------------------------------------------
Name                                                       Number of Securities       Value of Unexercised
                            Shares         Value            Underlying Option/         In-The-Money Options/
                           Acquired      Realized ($)       SARs at FY-END (#)         SARs at FY-End ($)(2)
                           on Excise
                           (#)(1)                        Exercisable/Unexercisable   Exercisable/Unexcersible
---------------------------------------------------------------------------------------------------------------------

Roger G. Pollazzi,            --             --              900,000/1,200,000               --

James B. Gray,                --             --                66,666/100,000                --

Theodore W. Vogtman,          --             --                50,000/75,000                 --

J. Vincent Toscano,           --             --                50,000/75,000                 --

Joseph J. Gagliardi           --             --                50,000/75,000                 --



(1) No options were exercised during the fiscal year ended September 30, 2000.

(2) No options were in-the-money at September 30, 2000.

Harvard Pension Plan(1)(2)(3)

(1) The Company adopted, effective July 27, 1999, a Supplemental Executive Retirement Plan (SERP) for the benefit of certain key management employees approved by the Board of Directors which is intended to provide retirement benefits to such employees over and above the benefits provided under the Company's Retirement Plan. The SERP provides benefits to the participant based on a higher level of accrual than The Harvard Pension Plan. Benefit accruals under the SERP are capped after 10 years. Full accrual and vesting occurs in the event of a change-in-control. The benefits are paid in the form of a life annuity with payments to beneficiaries guaranteed for 20 years; a lump sum is available with Board approval. Benefits under the SERP do not vest until five years of service have been completed, except in the case of death, disability, or change in control.


      The following table represents the benefits an executive would receive under both the SERP and The Harvard Pension Plan.

     SERP
     REMUNERATION                                                      YEARS OF SERVICE
     -------------------------    ------------------------------------------------------------------------------------------------
                                     5               10               20               25               30               40
                 $150,000              30,000           60,000           60,000           60,000           66,150           88,200
                  200,000              40,000           80,000           80,000           80,000           80,000           94,200
                  250,000              50,000          100,000          100,000          100,000          100,000          100,000
                  300,000              60,000          120,000          120,000          120,000          120,000          120,000
                  400,000              80,000          160,000          160,000          160,000          160,000          160,000
                  500,000             100,000          200,000          200,000          200,000          200,000          200,000
                  800,000             160,000          320,000          320,000          320,000          320,000          320,000

(2) Covered compensation is composed of base salary for the calendar year, excluding bonuses, commissions, and other special forms of compensation. The maximum amount of compensation used to determine the benefits under The Harvard Pension Plan has been limited by federal law. The limit on compensation for 2000 is $170,000. The SERP provides the benefits above this level.

(3) The Named Officers will have the following estimated credited years of service under the Retirement Plan based on continued service to normal retirement age: Mr. Pollazzi, 9; Mr. Vogtman, 13, Mr. Toscano, 20; Mr.
     Gagliardi: 24.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Company has, with the direction and supervision of the Compensation Committee of the Board of Directors, established and put into practice compensation policies, plans and programs, whose goals are twofold: to attract and retain qualified executives and to seek to enhance the Company's profitability by uniting senior management's interests with those of the Company's shareholders.

Base Salary

            Compensation for each of the Named Officers, as well as other senior executives, consists of a base salary, annual incentive compensation, and long-term incentive compensation in the form of stock options and retirement benefits. In the setting of base salaries, consideration is given to national and local salary surveys and review of salaries paid to senior executives with comparable qualifications, experience and responsibilities at other companies. Some of the surveyed executives were found to receive compensation higher than the proposed plan and some were found to receive lower compensation. Annual incentive compensation is tied to the Company's and the executive's success in achieving significant financial and non-financial goals.

            Mr. Pollazzi's compensation is governed by the Employment Agreement. The material terms of the "Employment Agreement" were determined at the time Mr. Pollazzi became an officer of the Company through arms-length negotiations among Mr. Pollazzi, the Unsecured Creditors' Committee and the Company, with each party receiving advice from legal counsel and financial consultants. Prior to the execution of the Employment Agreement, Mr. Pollazzi and the Compensation Committee agreed to certain provisions of the form and terms of the Employment Agreement, none of which were material. The Compensation Committee also retained an independent compensation consultant to review the total compensation of the Company's officers in comparison with companies recently emerged from Chapter 11 Bankruptcy and other companies in the auto and industrial parts manufacturing businesses. The Company's surveys do not necessarily include the companies in its peer group used in the performance graph under "Performance Graph" herein since the Committee feels that the Company competes for executive talent with companies of similar size, whether or not in its industry and to take cognizance of market conditions for an executive of Mr. Pollazzi's talents. In this regard, Mr. Pollazzi's expertise included the carrying out of restructuring and other major cost savings measures intended to achieve financial stability for companies, such as the Company, emerging from bankruptcy.

            Compensation for Mr. Vogtman and Mr. Toscano is governed by agreements with terms similar to Mr. Pollazzi's except for compensation.

            The Committee has fixed the base salary paid to the Chief Executive Officer pursuant to the Employment Agreement and his base salary cannot be set lower than the base salary set forth therein. The Committee has fixed the base salary paid to Mr. Vogtman and Mr. Toscano pursuant to their respective employment agreements. The Chief Executive Officer recommends the base salaries of the other Named Officers for review and approval by the Committee.

Incentive Compensation

            In evaluating and setting the annual incentive compensation plan for the Chief Executive Officer, the Committee developed a bonus incentive predicated on the attainment of specific levels of earnings before interest, taxes, depreciation and amortization for the Company. In setting the annual incentive compensation for the other Named Officers, the Committee considers the recommendations of the Chief Executive Officer among other factors.

Stock Options and Grants

            Each fiscal year the Committee considers the desirability of granting senior executives, including the Named Officers, awards under the Company's option plan. The Committee believes that past grants of stock options have successfully focused the Company's senior management on building profitability and shareholder value. No stock options were granted in 2000.


            In setting the annual incentive compensation for the senior management group, including the Named Officers other than the Chief Executive Officer, the Committee considers the recommendations of the Chief Executive Officer among other factors, taking into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each member of the senior management group. The stock options awarded to the Chief Executive Officer are established separately and are based, among other things, on the Committee's analysis of his past and expected future contributions to the Company's achievement of its long-term performance goals.

CEO Compensation

            Based on the Committee's assessment of the criteria outlined above, the Chief Executive Officer was awarded a base salary of $66,666 per month. Such compensation, together with a bonus of $1,200,000 was $2,403,000 for the financial results of the 1999 fiscal year and the sale of the Company's Kingston-Warren Corporation subsidiary. On the basis of the Committee's evaluation of Chief Executive Officer's contributions toward the achievement of the Company's long-term performance goals, in 1998 the Committee awarded stock options covering an aggregate of 1,200,000 shares of the Company's Common Stock which vest over 3 years ending in May of 2001. Of such options, none have been exerciseed. All shares are exercisable at $7.50 per share. The strategic initiatives accomplished by the Company in 1999 include the emergence from Chapter 11 Bankruptcy and positive results realized by the Company from significant restructuring and cost savings measures instituted under the tenure of the Chief Executive Officer, and the sale of the Kingston-Warren Corporation.

Deductibility of Compensation

            Section 162(m) of the Internal Revenue Code of 1986 generally limits to $1,000,000 per person the Company's federal income tax deduction for compensation paid in any year to its Chief Executive Officer and each of its other highest paid executive officers to the extent such compensation is not "performance based" within the meaning of Section 162(m). The Committee will in general seek to qualify compensation paid to its executive officers for deductibility under Section 162(m) in order to decrease the after-tax cost of such compensation to the Company, although there may be circumstances in which it is not possible, or not in the Company's best interest to do so. In this regard, the Company has not structured the Employment Agreement so as to ensure the full deductibility of all amounts payable thereunder.

            The foregoing report has been furnished by:

The Compensation Committee



By: James P. Shanahan (Chair)


March 15, 2001

SELECTION OF AUDITORS

      The directors of the Company have selected the firm of Arthur Andersen LLP as the auditors of the Company. Arthur Andersen LLP has acted for the Company as auditors since 1998.

      Before the Audit Committee recommended to the full Board the appointment of Arthur Andersen LLP, it carefully considered the qualifications of that firm, including their reputation for integrity and competence in the fields of accounting and auditing. Representatives of Arthur Andersen LLP are expected to be present at the meeting to respond to appropriate questions and to make a statement if they desire to do so.


                          REPORT OF THE AUDIT COMMITTEE


            The Audit Committee of Harvard Industries, Inc. (the Committee), is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors (Exhibit A). The members of the Committee were: Richard W. Vieser (Chair), Thomas R. Cochill, Raymond Garfield, Jr. and George A. Poole, Jr. during the Comany's 2000 fiscal year.


            Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee is responsible to monitor and oversee these processes.

            Accordingly, the Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

            In addition, the Committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures that the Company has received from the independent auditors as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

            The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

            In reliance on the reviews and discussions referred to above, the Committee recommends to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:



June 11, 2001

Mr. Vieser                               Mr. Poole                 Mr. Shanahan

  COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS,
                     INDUSTRY INDEXES AND/OR BROAD MARKETS

                                            FISCAL YEAR ENDING

COMPANY/INDEX/MARKET            11/30/1998       9/30/1999       9/29/2000

Harvard Inds                        100.00          106.43           28.57

Motor Vehicle Parts                 100.00           91.91           71.37

NASDAQ Market Index                 100.00          139.81          191.25



Note:  Base price date is 11/30/1998

SOURCE:   MEDIA GENERAL FINANCIAL SERVICES
          P.O. BOX 85333
          RICHMOND, VA  23293
          PHONE:  1-(800) 446-7922
          FAX:    1-(800) 649-6826

                            Harvard Industries, Inc.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

         The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's Systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the companies' policies, procedures and practices at all levels.

The Audit Committee's primary duties and responsibilities are to:

         o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

         o Review and appraise the audit efforts of the Corporation's independent accountants.

         o Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.      COMPOSITION

         The Audit Committee shall be comprised of four or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

         The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the

Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent Accountants and management quarterly to review the Corporation's financials consistent with IV 4 below.

IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

         Documents/Reports Review

         1. Review and update this Charter periodically, at least annually, as conditions dictate.

         2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.


         3. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

         Independent Accountants

         4. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants' independence.

         5. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

         6. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

         Financial Reporting Processes

         8. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

ZHVD4B                               PROXY

                            HARVARD INDUSTRIES, INC.

                                  3 Werner Way
                               Lebanon, NJ 08833

                   Proxy Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders
                                 July 17, 2001


Roger G. Pollazzi and David A. White, or any of them individually and each of them with power of substitution, are hereby appointed Proxies of the undersigned to vote all shares of Common Stock of Harvard Industries, Inc. owned on the record date by the undersigned at the Annual Meeting of Shareholders to be held at Somerset Hills Hotel, 200 Liberty Corner Road, Warren, NJ at 11:00 a.m. on Tuesday, July 17, 2001, or any adjournment thereof, upon such business as may properly come before the meeting, including the items on the reverse side of this form as set forth in the Notice of 2001 Annual Meeting and Proxy Statement.

(Shares cannot be voted unless this Proxy Card is signed and returned, or other specific arrangements are made to have the shares represented at the meeting.)


SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        SEE REVERSE
   SIDE                                                                 SIDE

ZHVD4A                            DETACH HERE

    Please mark
|X| votes as in
    this example.



Harvard's Directors recommend a vote for Proposal 1.
SHARES WILL BE SO VOTED UNLESS OTHERWISE INDICATED.

1. Election of Directors

   Nominees:  (01) Roger G. Pollazzi, (02) Jon R. Bauer,
              (03) George A. Poole, Jr., (04) James P. Shanahan, Jr., and
              (05) Richard W. Vieser.

          FOR                                        WITHHELD
          ALL                                        FROM ALL
        NOMINEES  |_|                            |_| NOMINEES


|_| _________________________________________
     For all nominees except as noted above


                              MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  |_|

                              MARK HERE IF YOU PLAN TO ATTEND THE MEETING    |_|


                              PLEASE SIGN AND DATE BELOW. DETACH AND RETURN IN ENCLOSED ENVELOPE.